SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MARCH 25, 1998
(To Prospectus dated December 16, 1997)

                                  $300,000,000
                           AAMES CAPITAL CORPORATION
                              SPONSOR AND SERVICER

                          AAMES MORTGAGE TRUST 1998-A

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-A
 DISTRIBUTIONS PAYABLE ON THE 15TH DAY OF EACH MONTH, COMMENCING IN APRIL 1998

     Certain information contained in the prepayment scenarios relating to the Class M-1A, Class M-2A and Class B-1A Certificates set forth on pages S-65 and S-66 in the accompanying Prospectus Supplement is incorrect. The following chart contains corrected information with respect to Prepayment Scenario V and Prepayment Scenario VI for each such Class, which information supersedes the corresponding information for such prepayment scenarios for such Classes set forth in the accompanying Prospectus Supplement.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

                                                                CLASS M-1A          CLASS M-2A          CLASS B-1A
                                                                PREPAYMENT          PREPAYMENT          PREPAYMENT
                                                                 SCENARIO            SCENARIO            SCENARIO
                                                              --------------      --------------      --------------
DISTRIBUTION DATE                                              V         VI        V         VI        V         VI
-----------------                                             ----      ----      ----      ----      ----      ----
Initial Balance.............................................   100%      100%      100%      100%      100%      100%
March 1999..................................................   100       100       100       100       100       100
March 2000..................................................   100       100       100       100       100       100
March 2001..................................................    91        12       100       100       100       100
March 2002..................................................    91        12        66        98        38        25
March 2003..................................................    76        12        25        52        25        14
March 2004..................................................    50        12        16        25        16         6
March 2005..................................................    33        12        11         9         9         1
March 2006..................................................    21         9         7         1         4         0
March 2007..................................................    14         4         5         0         0         0
March 2008..................................................     9         0         1         0         0         0
March 2009..................................................     5         0         0         0         0         0
March 2010..................................................     1         0         0         0         0         0
March 2011..................................................     0         0         0         0         0         0
March 2012..................................................     0         0         0         0         0         0
March 2013..................................................     0         0         0         0         0         0
March 2014..................................................     0         0         0         0         0         0
March 2015..................................................     0         0         0         0         0         0
March 2016..................................................     0         0         0         0         0         0
March 2017..................................................     0         0         0         0         0         0
March 2018..................................................     0         0         0         0         0         0
March 2019..................................................     0         0         0         0         0         0
March 2020..................................................     0         0         0         0         0         0
March 2021..................................................     0         0         0         0         0         0
March 2022..................................................     0         0         0         0         0         0
March 2023..................................................     0         0         0         0         0         0
March 2024..................................................     0         0         0         0         0         0
March 2025..................................................     0         0         0         0         0         0
March 2026..................................................     0         0         0         0         0         0
March 2027..................................................     0         0         0         0         0         0
March 2028..................................................     0         0         0         0         0         0
                                                              ----      ----      ----      ----      ----      ----
Weighted Average Life to Maturity (years)...................  6.47      3.37      4.82      5.31      4.34      4.00
                                                              ----      ----      ----      ----      ----      ----
Weighted Average Life to Call* (years)......................  5.42      2.91      4.52      4.66      4.14      3.85
                                                              ====      ====      ====      ====      ====      ====

* Assuming early termination by repurchase of the related Mortgage Loans.

DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION

                       PRUDENTIAL SECURITIES INCORPORATED

                                           NATIONSBANC MONTGOMERY SECURITIES LLC

The date of this Supplement is June 1, 1998